Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First American Financial Corporation of our report dated February 14, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
October 26, 2023